RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

AMENDMENT NO. 8 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 8 (the “Amendment”) is made as of this 3rd day of June, 2015, by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS (the “Trust”), a statutory trust organized under the laws of the State of Delaware, and RAINIER INVESTMENT MANAGEMENT, LLC (the “Adviser”), a Delaware limited liability company, with respect to that Management Agreement between the Trust and the Adviser dated May 6, 1994, as amended by Amendment No. 1 on June 15, 2000, Amendment No. 2 on December 27, 2005, Amendment No. 3 on March 31, 2009, Amendment No. 4 on March 14, 2012, Amendment No. 5 on November 13, 2012, Amendment No. 6 on December 31, 2013, and Amendment No. 7 on March 7, 2014 (collectively, the “Agreement”).

This Amendment is for the purpose of removing the Rainier Balanced Fund a recently liquidated series of the Trust from this Agreement.

1.	Exhibit A to the Agreement is hereby amended in its entirety and replaced with the Exhibit A attached to this Amendment.

2.	Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all on the day and year first above written.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

By:	/s/ Melodie B. Zakaluk
Title:	CEO/President

RAINIER INVESTMENT MANAGEMENT, LLC

By:	/s/ Melodie B. Zakaluk
Title:	COO

Exhibit A

Fund	Annual Advisory Fee Rate	Effective Date
Rainier Small/Mid Cap Equity Fund	0.85%	May 6, 1994
Rainier Large Cap Equity Fund	0.70%	January 1, 2013
Rainier Intermediate Fixed Income Fund	0.50%	May 6, 1994
Rainier Mid Cap Equity Fund	0.85%	December 27, 2005
Rainier High Yield Fund	0.55%	March 31, 2012
Rainier International Discovery Fund	1.00%	March 27, 2012
Rainier Large Cap Growth Equity Fund	0.73%	March 7, 2014

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

By:	/s/ Melodie B. Zakaluk
Title:	CEO/President

RAINIER INVESTMENT MANAGEMENT, LLC

By:	/s/ Melodie B. Zakaluk
Title:	COO

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